SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

December 8, 2009
Date of Report
(Date of Earliest Event Reported)

Commission File No. 0-29935

Crown Equity Holdings Inc.
(Exact name of Registrant as specified in its charter)

Nevada, USA                   33-0677140
(State of Incorporation)     (IRS Employer Identification No.)

9663 St. Claude Avenue, Las Vegas NV 89148
(Address of principal executive offices)(Zip Code)

Company's telephone number, including area code: (702) 448-1543

ITEM 5.02 Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers.

On December 8, 2009, Crown Equity Holdings Inc. (the "Company") appointed Lowell Holden as CFO of the Company, replacing Montse Zaman who will remain as Secretary and as a member of the Board.  The Board was increased from four members to five members.  Filling the newly created vacancy is Mr. Holden.

Since 2001, Mr. Holden has owned and operating his own consulting firm, LS Enterprises, Inc., Mr. Holden has a broad range of business experience including managing, securing financing, structuring of transactions, and is experienced and knowledgeable in managing relationships with customers, financing institutions and stockholders. Mr. Holden also has a background in assisting companies in fulfilling their financial auditing and SEC reporting requirements. Mr. Lowell Holden has a Bachelor's of Science degree from Iowa State University.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

December 9, 2009	CROWN EQUITY HOLDINGS INC.

/s/ Kenneth Bosket

Kenneth Bosket, CEO